Exhibit 10.2

RESTRICTED STOCK PURCHASE AND RESTRICTION AGREEMENT

THIS RESTRICTED STOCK PURCHASE AND RESTRICTION AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of March, 2012 (the “Effective Date”) by and between SIBLING ENTERTAINMENT GROUP HOLDINGS, INC., a Delaware corporation (“SIBE”) and BLACKSTONE PARTNERS, LLC, a Georgia limited liability company (“Purchaser”).

Agreement

For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1.

Definitions

The following capitalized terms are used in this Agreement with the meanings thereafter ascribed.

“Conversion Date” means the date all of the outstanding Series Common Stock is converted into Common Stock pursuant to Section 5 of the Certificate of Designation of Powers, Preferences, and Rights of Series Common Stock of SIBE filed with the Secretary of State of Texas December 31, 2010.

“Effective Date of Termination” means the effective date of Termination of Employment as determined in good faith by the Board of Directors based upon the facts and circumstances including the dates set forth in any notice of termination provided by SIBE or Purchaser, and if no notice of termination is given by SIBE or Purchaser, the date on which such Purchaser last performs the duties or services of Purchaser’s employment or other relationship with SIBE, as determined by the Board of Directors.  The determination of the Board of Directors is final, binding, and nonappealable.

“Restrictions Termination Date” means the first to occur of (a) the 3rd anniversary of the Effective Date or (b) the Conversion Date.

“Termination of Employment” means the termination of the relationship between Purchaser and SIBE (or its parents or subsidiaries) pursuant to which Purchaser provides services to SIBE (or its parents or subsidiaries) as a consultant, advisor, or any other capacity.

2.

Purchase and Sale.

2.1.

Purchase.

SIBE, with the approval of its Board of Directors, hereby issues, sells, and delivers to Purchaser and Purchaser hereby purchases from SIBE 350,000 shares of Series Common Stock of SIBE (the

“Subject Shares”) for One Dollar ($1.00), upon the terms and subject to the conditions set forth in this Agreement.  Purchaser represents to SIBE that Purchaser:

(a)

is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933 and the information concerning Purchaser on the Investor Questionnaire attached Exhibit A, is true and correct in all material respects.

(b)

Purchaser acknowledges that Purchaser may obtain access via EDGAR to SIBE’s SEC filings including its Form 10, and Form 10-K for the two most recent fiscal years at www.sec.gov.

(c)

The Subject Shares are being acquired for Purchaser's own account without the participation of any other person, with the intent of holding the Subject Shares for investment, without the intent of participating, directly or indirectly, in a distribution of the Subject Shares, and not with a view to, or for resale in connection with, any distribution of the Subject Shares.

(d)

Purchaser has such knowledge and experience in financial, tax, and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in SIBE and of protecting Purchaser’s interests in connection with this transaction.  Purchaser recognizes and acknowledges that Purchaser’s investment in SIBE involves a high degree of risk.  Purchaser is able to bear the risk of a complete loss of Purchaser's investment in the Subject Shares.

(e)

Purchaser understands and agrees that the Subject Shares will be issued and sold without registration under federal or applicable state law relating to the registration of securities, in reliance on the exemptions from registration under the Securities Act provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder and that the Subject Shares cannot be offered for sale, sold, or transferred by Purchaser other than pursuant to: (A) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act and (B) evidence satisfactory to SIBE of compliance with the applicable securities laws of other jurisdictions.  SIBE shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.  Purchaser understands and agrees that SIBE has no obligation to register the Subject Shares or to comply with any exemption available for sale of the Subject Shares without registration.  Certificates evidencing the Subject Shares shall contain a legend indicating that the Subject Shares have not been registered 1933 Act or the securities laws of any other jurisdiction and referring to the restrictions on transferability and sale of the Subject Shares and any transfer agent of SIBE shall be instructed to require compliance with the conditions of such legends.

(f)

Purchaser has had the opportunity to ask questions of and receive answers from SIBE and any person acting on its behalf, and to obtain all material information reasonably available with respect to Purchaser and its affairs, and has received satisfactory answers to all such questions and received all documents and other information requested of Purchaser.

(g)

Acceptance by Purchaser of the certificate representing the Subject Shares shall constitute a confirmation by Purchaser that all agreements and representations made herein are true and correct at such time.  Purchaser has full power and authority to execute, deliver, and perform this Agreement without the consent or approval of any other person which has not been obtained on or prior to the date hereof.  This Agreement is the legal, binding, and valid obligation of Purchaser, enforceable against Purchaser in accordance with its terms and shall inure to the benefit of SIBE, its successors and assigns.

3.

Restrictions.

3.1.

Company’s Right to Repurchase Restricted Subject Shares.

Upon Termination of Employment of Purchaser prior to the Restrictions Termination Date, all Restricted Subject Shares shall be forfeited without any further action by SIBE or Purchaser and cancelled on the stock transfer books of SIBE, effective as of 5:00 p.m. eastern time on the Effective Date of Termination.  For purposes of this Agreement: “Restricted Subject Shares” as of any particular date means the number of Subject Shares minus the number of Unrestricted Subject Shares on such date; and “Unrestricted Subject Shares” as of any particular date means the number of Subject Shares multiplied by the applicable percentage from the table below for the applicable time, provided however, that from and after the Conversion Date all Subject Shares shall be Unrestricted Subject Shares.

Date	Percentage of Subject Shares which are Unrestricted Subject Shares
From the Effective Date until the day before the 1st anniversary of the Effective Date	0%
From the 1st anniversary of the Effective Date until the day before the 2nd anniversary of the Effective Date	33.33%
From the 2nd anniversary of the Effective Date until the day before the 3rd anniversary of the Effective Date	66.67%
From and after the 3rd anniversary of the Effective Date	100.00%

3.2.

Transfer Restrictions.

Purchaser agrees that Restricted Subject Shares are non-transferable prior to the Restrictions Termination Date.  Purchaser agrees that Purchaser shall not sell, assign, transfer, grant options to purchase, or hypothecate Restricted Subject Shares at any time prior to the Restrictions Termination Date.

3.3.

Effect of Conversion.

The Common Stock issuable upon conversion of the Subject Shares (the “Conversion Shares”) is not subject to the restrictions in Sections 3.1and 3.2 of this Agreement, which automatically terminate on the Conversion Date.

4.

Miscellaneous.

4.1.

SIBE Representations.

SIBE represents and warrants that: () this Agreement and the issuance of the Subject Shares has been duly authorized by the Board of Directors, () this Agreement constitutes a legal, valid, and binding obligation of SIBE, enforceable against SIBE in accordance with its terms, () the Subject Shares are fully paid and nonassessable, and free and clear of any and all encumbrances and restrictions, other than restrictions on transfer imposed by applicable securities laws and the restrictions imposed by the terms of this Agreement; () SIBE shall fully cooperate in causing the restrictive legends to be removed from the certificate(s) evidencing the Conversion Shares to the extent permitted by Rule 144; and ()  SIBE shall not initiate any action to cancel, reduce, stop transfer, or terminate the Subject Shares or the Conversion Shares or interfere with the lawful disposition of the Subject Shares or the Conversion Shares in accordance with Rule 144.

4.2.

Legends.

Each certificate evidencing Subject Shares shall bear the following legends:

On the face of the certificate:

“transfer of the shares evidenced by this certificate is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“the shares evidenced by this certificate are subject to, and transferable only in accordance with, that certain stock restriction agreement, a copy of which is on file at the principal office of the issuer.  no transfer or pledge of the shares evidenced hereby may be made except in accordance with, and subject to, the provisions of said agreement.”

“shares of stock represented by this certificate have been acquired by the Purchaser for investment purposes only and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with or exempt from such laws, and upon evidence satisfactory to the issuer of compliance with or exemption from such laws, as to which the issuer may rely upon an opinion of counsel satisfactory to the issuer.”

Purchaser agrees upon request to promptly surrender the certificates representing Subject Shares to SIBE so that SIBE may affix the foregoing legends thereto.

4.3.

Governing Laws.

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules.  The parties agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia (Atlanta Division) (collectively, the “Permitted Courts”), shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy, and each party irrevocably: () consents to the jurisdiction of the Permitted Courts in such actions, () agrees not to plead or claim that such litigation brought in the Permitted Courts has been brought in an inconvenient forum, and () waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.  In any suit, arbitration, mediation, or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees, and all costs and fees incurred on appeal or in a bankruptcy or similar action.

4.4.

No Employment Right.

This Agreement shall not be construed as giving Purchaser the right to any continued employment, or other relationship, with SIBE.

4.5.

Successors.

This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

4.6.

Notice.

Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

4.7.

Severability.

In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

4.8.

Entire Agreement.

This Agreement expresses the entire understanding and agreement of the parties with respect to the transactions contemplated herein and the subject matter described herein.

4.9.

Headings.

Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

4.10.

Specific Performance.

In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and a temporary or permanent injunction without showing any actual damage, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

4.11.

Construction.

The language used in this Agreement, including the documents, instruments, agreements, exhibits, schedules, and annexes hereto will be deemed to be language chosen by the parties to express their mutual intent, and no rule of strict construction shall be implied against any party.

4.12.

Amendment.

This Agreement may be amended, supplemented, and modified only by a written instrument duly executed by the parties hereto.

4.13.

Waiver.

The failure of any party hereto to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same.  No waiver by any party hereto of any provisions or of any breach of any provisions of this Agreement shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or breach of any other provision of this Agreement.  No waiver of any provision or any breach of any provision of this Agreement shall be valid or binding on the parties hereto unless made in a writing signed by an authorized representative of the party against whom the same is sought to be enforced.

4.14.

Further Assurance.

Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.15.

Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

Sibling Group Entertainment Holdings, Inc.	Blackstone Partners, LLC
By: /s/ Rob Copenhaver Rob Copenhaver, CEO	By: /s/Gerardo M. Balboni II Gerardo M. Balboni II, Manager